UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

 Oncolin Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50541 (Commission File Number)	88-0507007 (IRS Employer Identification No.)

710 Post Oak Road, Suite 410
Houston, Texas 77024
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

This Form 8-K/A is filed in order to amend the previous Form 8-K filed on February 23, 1010 in order to provide additional disclosures in Item 4.01.

(a)(1) Changes in Registrant’s Certifying Accountant

On July 23, 2009, the Board of Directors of Oncolin Therapeutics, Inc. (the “Company”), meeting in the absence of an audit committee, unanimously voted  to change the Company’s independent registered public accounting firm.  Accordingly, on July 23, 2009 GBH was dismissed.  On February 5, 2010, the Board of Directors of the Company appointed MaloneBailey, LLP as its independent registered accounting firm, detailed as follows.

The report of GBH on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended March 31, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except GBH’s audit report for the year ended March 31, 2008 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of the Company and its subsidiaries as of and for the year ended March 31, 2007 were audited by Thomas Leger & Co., L.L.P. (“Leger”).  The report of Leger on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended March 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except Leger’s audit report for the year ended March 31, 2007 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended March 31, 2008 and 2007 and through February 5, 2010, there were no disagreements with GBH or Leger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GBH’s or Leger’s satisfaction, would have caused GBH or Leger to make reference thereto in their reports on the Company’s financial statements for such years.

The Company has provided GBH with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that GBH furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  Attached, as Exhibit 16.1, is a copy of the letter from GBH to the SEC.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

On February 5, 2010, the Board of Directors of the Company appointed MaloneBailey, LLP to serve as the Company’s principal independent registered public accounting firm for the year ending March 31, 2009.  At no time during the two most recent fiscal years and any subsequent interim period prior to engaging MaloneBailey, LLP did the Company (or someone on its behalf) consult with MaloneBailey, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

(c)           EXHIBITS

Exhibit No.	Description

16.1	Letter from GBH CPAs to the Securities and Exchange Commission dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: March 17, 2010
	By:	/s/ J. Leonard Ivins
J. Leonard Ivins
Chief Executive Officer